Exhibit 99.1

Execution Copy

ASSET PURCHASE AGREEMENT

by and between

RADICAL CLEAN SOLUTIONS LTD.

and

AGRIFORCE GROWING SYSTEMS, LTD.

dated as of

August 19, 2024

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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of August 15, 2024 (“Effective Date”), is entered into by and between Radical Clean Solutions Ltd., a Nevada corporation (“Seller”) and AgriForce Growing Systems, Ltd., a British Columbia corporation (“Buyer” or “Purchaser”).

RECITALS

WHEREAS, Seller is engaged in the Business (as defined below); and

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the assets and liabilities used primarily in the Business, subject to the terms and conditions set forth herein (the “Sale”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, grievance, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding, including, without limitation, proceedings by or before any Governmental Authority, arbitrator or mediator.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, relating to, in a single transaction or series of related transactions, any direct or indirect (a) acquisition of more than 20% of the consolidated assets of Seller and its Subsidiaries taken as a whole (based on the fair market value thereof), including through the acquisition of one or more Subsidiaries of Seller owning such assets, (b) acquisition of beneficial ownership (as defined in Rule 12d-3 under the Exchange Act) of more than 20% of the outstanding Equity Interests of Seller or any of its Subsidiaries, (c) tender offer or exchange offer that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding Equity Interests of Seller or any of its Subsidiaries, (d) merger, consolidation, share exchange, other business combination, reorganization, recapitalization, license, joint venture, partnership, liquidation, dissolution or other similar transaction involving (i) Seller or its Subsidiaries whose assets, individually or in the aggregate, constitute more than twenty percent (20%) of the consolidated assets of Seller and its Subsidiaries, taken as a whole (based on the fair market value thereof), or (ii) more than 20% of the aggregate Equity Interests of Seller or of the surviving entity, (e) liquidation or dissolution of Seller, (f) acquisition of the Purchased Assets or any portion thereof (other than the Excluded Assets) or (g) any combination of the foregoing. For purposes of this section, a group shall be determined in accordance with Section 13(d) of the Exchange Act.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

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“Affiliate Arrangement” has the meaning set forth in Section 4.06(a)(xviii).

“Agreement” has the meaning set forth in the preamble.

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(ii).

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Bridge Loan Payoff Amount” shall mean all principal of, interest on, premium, if any, expenses and other amounts owing in full (including any prepayment penalties, if any) in respect of the bridge loan.

“Business” means the Seller’s business activities related to the development, exploitation, manufacture and sales and marketing of Atmospheric hydroxyl generation devices (the “RCS Systems”).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Business Employee” means any Person who is a present or former employee of Seller at any time prior to or on the Closing Date, and who provided or previously provided any services relating to the Business.

“Business Patents” has the meaning set forth in Section 4.08(a).

“Business Registered Copyrights” has the meaning set forth in Section 4.08(a).

“Business Registered Domain Names” has the meaning set forth in Section 4.08(a).

“Business Registered IP” has the meaning set forth in Section 4.08(a).

“Business Registered Marks” has the meaning set forth in Section 4.08(a).

“Buyer” has the meaning set forth in the preamble.

“Buyer Fundamental Representations” has the meaning set forth in Section 8.01.

“Buyer Indemnified Party(ies)” has the meaning set forth in Section 8.02.

“Buyer Special Indemnification Matters” has the meaning set forth in Section 8.04(a).

“Claim Notice” has the meaning set forth in Section 8.05(a).

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Closing Payment Amount” shall mean the portion of the purchase price paid at Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Contracts” means all legally binding contracts (oral or written), leases, mortgages, licenses, sublicenses, instruments, notes, commitments, undertakings, indentures, letters of intent, memorandum of understanding, memorandum of agreement and other agreements including purchase orders.

“Current Assets of the Business” means the current assets listed on Schedule A.

“Current Liabilities of the Business” means the current liabilities listed on Schedule A.

“Current Representation” has the meaning set forth in Section 10.15(a).

“Data Protection Laws” has the meaning set forth in Section 4.20(a).

“De-Minimis Losses” has the meaning set forth in Section 8.04(b).

“Designated Person” has the meaning set forth in Section 10.15(a).

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Drop Dead Date” has the meaning set forth in Section 9.01(b).

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, encumbrance or other restriction; provided, however, that this term shall not include any restrictions pursuant to federal or state securities laws or regulations and/or any contractual lock-up or similar restrictions imposed pursuant to this Agreement.

“Environmental Law” means any and all federal, state or local Laws (including common law), any Governmental Order or binding agreement with any Governmental Authority and any judicial or administrative interpretation thereof: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “ Environmental Law ” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

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“Equity Interest” means, with respect to any Person, any share, share capital, capital stock, partnership, corporate, member or similar interest in such person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Escrow Agent” means Buyer, with any funds escrowed (including the Post-Closing Shares) to be held in a separate account pursuant to the terms of the Escrow Agreement.

“Escrow Agreement” has the meaning set forth in Section 3.02(a)(vi).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

“Expiration Date” has the meaning set forth in Section 8.01.

“Excluded Liabilities” has the meaning set forth in Section 2.03.

“Financial Statements” has the meaning set forth in Section 4.04.

“Forbearance Agreements” means those forbearance agreements referenced in Section 2.03 with regard to the Martinez Debt, Griffith Debt and the Gordon Debt.

“Fraud” means the following, to the extent determined by the finder of fact after full adjudication (not subject to any further appeals) (a) a Person made a false representation; (b) such Person had knowledge or belief that the representation was false, or made the representation with requisite indifference to the truth; (c) such Person intended to induce another Person party to this Agreement to act or refrain from acting; (d) such other Person party to this Agreement acted or did not act in justifiable reliance on the representation; and (e) such other Person party to this Agreement suffered damages as a result of such reliance.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any United States or non-United States national, federal, state, local, provincial or international government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any stock exchange or self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

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“Indebtedness” means, as to any Person, without duplication, (a) all obligations or liabilities of such Person for borrowed money or in respect of loans or advances (including, without limitation, reimbursement and all other obligations with respect to surety bonds, guarantees, letters of credit, banker’s acceptances, corporate credit card or business credit lines whether or not matured, indemnities, performance letters, comfort letters and other arrangements similar to the foregoing); (b) all obligations or liabilities of such Person under or pursuant to any arrangement to pay the deferred purchase price of property or services or the acquisition of any business, as obligor or otherwise, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course and included in the calculation of Closing Working Capital as finally determined; (c) all obligations or liabilities of such Person under or pursuant to any interest rate and currency swaps, caps collars, interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and similar agreements or hedging devices; (d) all obligations or liabilities created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of Seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations or liabilities of such Person under or pursuant to leases which are required to be, in accordance with GAAP, recorded as capital leases; (f) all obligations or liabilities secured by any Encumbrance excluding Permitted Encumbrances on any property or asset owned by that Person, regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (g) all obligations or liabilities of such Person for off balance sheet financing of such Person (other than operating leases); (h) all obligations or liabilities of such Person evidenced by bonds, debentures, notes or other similar securities or instruments; (i) all obligations or liabilities of such Person for any direct or indirect guarantees made by such Person of any Indebtedness of any other Person described in clauses (a) through (h); and (j) any accrued but unpaid interest, Taxes, interest, unpaid prepayment or redemption penalties, premiums or payments and unpaid fees and expenses that are payable in connection with retirement, payment or prepayment of any of the foregoing liabilities or obligations.

“Indemnification Cap” has the meaning set forth in Section 8.04(a).

“Indemnified Party” has the meaning set forth in Section 8.05.

“Indemnifying Party” has the meaning set forth in Section 8.05.

“Intellectual Property” means any and all intellectual property rights in the world arising under the Laws of any jurisdiction with respect to, arising from or associated with the following: (a) all Internet addresses and domain names (“Domain Names”); (b) trade names, trademarks and service marks (registered and unregistered), trade dress, industrial designs, brand names, trade dress rights, logos, emblems, signs or insignia, social media handles and names, and similar rights and applications to register any of the foregoing, and all goodwill associated therewith throughout the world (collectively, “Marks”); (c) patents, patent applications and the inventions described therein (including any provisional or non-provisional patent applications, Patent Cooperation Treaty applications, divisionals, continuations, continuations-in-part, renewals, reexaminations, extensions, and reissues), rights therein provided by international treaties or conventions and rights in respect of utility models or industrial designs (collectively, “Patents”); (d) copyrights and works of authorship (including copyrights in software programs) and registrations and applications therefor and all other rights corresponding thereto, moral rights, database and design rights, and mask works and registrations and applications therefor (collectively, “Copyrights”); (e) know-how, discoveries, trade secrets, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value from not being generally known to other Persons who can obtain economic value from its disclosure and all derivations thereof (collectively, “Trade Secrets”); and (f) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.

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“Intellectual Property Agreements” means all Contracts that are related to the operation of the Business by or through which other Persons grants Seller or Seller grants to any other Person(s) any exclusive or nonexclusive rights or interests in or to any Intellectual Property.

“Intellectual Property Assets” means all Intellectual Property that is owned or controlled by Seller and used or held for use in the operation of the Business including any and all Intellectual Property related to the RCS Systems.

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any registration, patent, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including Marks, Domain Names, Trade Secrets and Copyrights, issued and reissued Patents and pending applications for any of the foregoing.

“Intellectual Property Rights” has the meaning set forth in Section 4.08(c).

“Knowledge,” “Seller’s Knowledge,” or the “Knowledge of the Seller,” and any similar phrases means any actual knowledge, implied knowledge or belief that the statement made is incorrect. For this purpose, “implied knowledge” means all information available in the books, records and files of Seller and all information that any of such persons should have known in the course of operating and managing the business and affairs of Seller.

“Law” means any domestic or foreign statute, law, ordinance, regulation, rule, code, order, injunction, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liability” means any Indebtedness, obligation, or liability, including any interest, penalties, fees, costs and expenses, whether known or unknown, matured or unmatured, accrued or unaccrued, vested or unvested, asserted or unasserted, actual or contingent.

“Losses” means all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs or expenses, including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing.

“Material Adverse Effect” means any event, occurrence, fact, condition, change, circumstance, effect, development or state of facts that has had, or would reasonably be expected to have, a material adverse effect on (a) the business, results of operations, condition (financial or otherwise), assets or liabilities of the Business, taken as a whole, or (b) the ability of Seller to perform its obligations under this Agreement, the Escrow Agreement or the Transaction Documents or consummate the transactions contemplated hereby or thereby; provided, however, that “ Material Adverse Effect ” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industry in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required by this Agreement or any action taken with the written consent of or at the written request of Buyer; (vi) any matter that is set forth in the Disclosure Schedules to the extent it is reasonably apparent from the face of such disclosure that it could have a Material Adverse Effect; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, however, that, with respect to this clause (x) the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); and, provided, however, that the exclusions under clauses (i), (ii), (iii), (iv) and (vii) and (ix) shall not apply to the extent that such event, occurrence, fact, condition or change disproportionately affects the Seller with respect to the Business (taken as a whole) as compared to other businesses or participants in the industry in which the Business operates.

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“Material Contract” has the meaning set forth in Section 4.06(a).

“Money Laundering Laws” has the meaning set forth in Section 4.19

“Notice Period” has the meaning set forth in Section 6.18(c).

“Patent Assignment Agreement” has the meaning set forth in Section 3.02(a)(v).

“Payroll Taxes” means social security, Medicare, unemployment and other payroll, employment or similar or related Taxes and employer national insurance contributions or similar obligations payable.

“Permits” means all federal, state, local and foreign permits, licenses, franchises, approvals, waivers, certificates, certifications, authorizations and consents required to be obtained from Governmental Authorities.

“Permitted Encumbrances” means (a) statutory liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting leased property (whether real or personal) with the existence of which would not have a Material Adverse Effect on the use of such assets or properties as currently used; and (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, in each case as related to the Business or the Purchase Assets.

“Person” means an individual, corporation, partnership, joint venture, corporate, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personal Information” means any information that, alone or in combination with other information, identifies or allows the identification of, or contact with, any individual, including an individual’s name, address, telephone number, e-mail address, IP address, mobile device identifier, geolocation, date of birth, photograph, social security number or tax identification number, credit card number, bank information, or biometric identifiers.

“Post-Closing Representation” has the meaning set forth in Section 10.15(a).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

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“Purchase Price” has the meaning set forth in Section 2.04.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Related Party” shall mean any present stockholder, officer, director, Affiliate, or employee of Seller, or any person who was a stockholder, officer, director, Affiliate or employee of Seller within the twelve months preceding the Closing Date, or any parent, child, sibling or spouse who resides with, or is a dependent of, any such person or entity controlled by such person.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, partners, members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Sale” has the meaning set forth in the recitals.

“Seller” has the meaning set forth in the preamble.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Fundamental Representations” has the meaning set forth in Section 8.01.

“Seller Indemnified Party(ies)” has the meaning set forth in Section 8.03.

“Seller Special Indemnification Matters” has the meaning set forth in Section 8.04(a).

“Sensitive Data” means all confidential information, proprietary information, Personal Information, trade secrets and any other information protected by Law or Contract that is collected, created, maintained, stored, transmitted, used, disclosed or otherwise processed by or for the Business.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the Equity Interests of which) is owned directly or indirectly by such first Person. For the purposes hereof, the term Subsidiary shall include all Subsidiaries of such Subsidiary.

“Survival Period” has the meaning set forth in Section 8.01.

“Taxes” means (i) all federal, state, local or foreign taxes, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges in the nature of a tax, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law).

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“Tax Return” means any return, report or statement filed or required to be filed with a Governmental Authority with respect to any Taxes (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Taxes.

“Technology” means, collectively, all designs, formulas, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, Software, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology.

“Termination Agreements” has the meaning set forth in Section 3.02(a)(ix).

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Threshold” has the meaning set forth in Section 8.04(b).

“Transaction Documents” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Patent Assignment Agreement, the, the, the Escrow Agreement, , the Termination Agreements and the other agreements, instruments and documents required to be delivered at the Closing.

“Transaction Litigation” has the meaning set forth in Section 6.19.

“Transfer Taxes” has the meaning set forth in Section 6.08(b).

“Willful Breach” means a breach that is a consequence of an act or omission knowingly undertaken or knowingly omitted by the breaching party with the knowledge that such act or omission would cause a breach of this Agreement.

ARTICLE II
PURCHASE AND SALE

Section 2.01 Purchase and Sale of the Purchased Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall, and shall cause its Affiliates to, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller or its Affiliates, as applicable, all right, title and interest in, to and under all tangible and intangible assets of the Seller as of the date of Closing including the RCS Systems and all other of Seller’s Patents and other Intellectual Property (collectively, the “Purchased Assets”). The Purchased Assets to be purchased are to be free and clear of all liabilities, claims, liens and security agreements, with the exception of (i) three (3) promissory notes, which will be paid off in full as part of the purchase by the Purchaser in an amount not to exceed $135,000. Without limiting the generality of the foregoing, the Purchased Assets include any proprietary processes and Trade Secrets that have been developed as of Closing Date by any officer, director or affiliate of the Seller (the “Scientists”), whether or not yet the subject of a Patent or a Patent application, and that are related to or derived directly or indirectly from the inventions disclosed in the RCS Systems. Seller and the Scientists shall take all actions reasonable and necessary to assign/transfer free and clear of all Encumbrances, all goodwill, trade secrets and confidential information associated with the Business including, without limitation, the goodwill associated with existing customer relationships of the Business, and all rights, claims or credits relating to or deriving from, any of the assets described in the foregoing clauses; including the RCS Systems.

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Section 2.02 Assumed Liabilities. Other than any liabilities set forth on Section 2.02 of the Disclosure Schedules, which shall include accounts payable incurred by Seller in the ordinary course of business subsequent to the Secured Note funding by Buyer referred to below and prior to the Closing (as defined below), such as expenses incurred for RCS Systems parts, assembly of additional product included in the Purchased Assets and patent prosecution (the “Assumed Liabilities”), Purchaser is assuming no liabilities.

Section 2.03 Excluded Liabilities. Other than any Assumed Liabilities, all liabilities are excluded with regard to the Purchased Assets and otherwise arising out of this Agreement.

Section 2.04 Purchase Price. The aggregate purchase price for the Purchased Assets (the “Purchase Price”) is $200,000 (which has already been funded in terms of a Secured Note which shall be considered satisfied in full at closing) and Five (5) million shares of AGRI common shares (the “Closing Shares”), payable Four Million Five Hundred Fifty Thousand AGRI common shares to Roger Slotkin, the 91% owner of the Seller and Four Hundred Fifty Thousand AGRI common shares to Ralph Kubitzki, the 9% owner of the Seller (based on percentage of ownership to Slotkin), and shall consist of the following, subject to the terms and conditions of this Agreement The Purchaser’s common shares shall be restricted as to resale under Section 4(a)(2) of the Securities Act (the “Closing Shares”). The Closing Shares, to be due on the Closing Date, which Closing Shares are restricted as to resale and issued under a private placement exempt from registration under Section 4(a)(2) of the Securities Act, are subject to release of restriction.

Section 2.05 Buyer Assignment. Notwithstanding anything herein to the contrary, and for all purposes of this Agreement and the transactions contemplated hereby, Seller and the Buyer agree that without Seller’s approval, the Buyer shall not be entitled to assign its rights to purchase all or a portion of the Purchased Assets and its obligations to assume all or portion the Assumed Liabilities to any one or more Affiliates of the Buyer.

ARTICLE III
CLOSING

Section 3.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place virtually. The Closing shall occur within one business day from the date hereof (the “Due Diligence Deadline”), provided that all conditions to closing (as set forth in Article VII) are met as of that date. The date on which the Closing is to occur is herein referred to as the “Closing Date”.

Section 3.03 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) a bill of sale in the form of Exhibit A hereto (the “Bill of Sale”) duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer’s wholly owned subsidiary, AgriForce Investments, Inc., a Delaware corporation;

(ii) an assignment and assumption agreement in the form of Exhibit B hereto (the “Assignment and Assumption Agreement”) duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

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(iii) a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code duly executed by Seller;

(iv) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying (i) the names and signatures of the officers of Seller who are authorized to sign this Agreement and the Transaction Documents and the other documents to be delivered hereunder and thereunder, (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and (iii) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and

(v) a patent assignment agreement in the form of Exhibit C hereto (the “Patent Assignment Agreement”) duly executed by Seller, effecting the assignment to and assumption by Buyer of the Business Patents;

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Closing Payment Amount;

(ii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying (i) the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder, (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and (iii) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and

(iii) a certificate, dated and duly executed as of the Closing Date on behalf of Buyer by a duly authorized officer of Buyer (in such Person’s capacity as such and not individually), that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date.

Section 4.01 Organization and Qualification of Seller. Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted and contemplated to be conducted through Closing. Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary.

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Section 4.02 Authority of Seller. Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by Buyer and each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.03 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the articles of incorporation or operating agreement of Seller; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business, the Purchased Assets or the Assumed Liabilities; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Contract; (d) require the consent, notice, vote, approval or other action by the members of Seller not already obtained as of the Closing Date; or (e) result in the creation or imposition of any Encumbrance on any Purchased Asset. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.04 Financial Statements; Undisclosed Liabilities.

(a) Section 4.04 of the Disclosure Schedules includes true, correct and complete copies of the unaudited financial statements of the Seller dated December 31, 2022 and 2023 and June 30, 2024 (the “Financial Statements”).

(b) The Financial Statements fairly and accurately present in all material respects the financial condition of the Business as of the respective dates and for the periods indicated therein (subject to normal adjustments which will not, individually or in the aggregate, be material in nature or amount).

(c) Seller has no Liabilities against, relating to or affecting the Business, except (i) those which are adequately reflected or reserved against in the Financial Statements, (ii) those which have been incurred in the ordinary course of business since January 1, 2022 and (iii) those incurred pursuant to the Transaction Agreements and the transactions contemplated hereby and (iv) the promissory notes issued to Buyer.

(d) Seller is solvent for all purposes under federal bankruptcy and applicable state fraudulent transfer and fraudulent conveyance Laws. The sale of the Purchased Assets by Seller hereunder will not render Seller insolvent and does not constitute a fraudulent transfer or conveyance under such Law.

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Section 4.05 Absence of Certain Changes, Events and Conditions. Except as set forth in Section 4.05 of the Disclosure Schedules, from January 1, 2022, until the date of this Agreement, Seller has operated the Business in the ordinary course of business consistent with past practice in all material respects and there has not been, with respect to the Business, any event or circumstance that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect. Except as set forth in Section 4.05 of the Disclosure Schedules or as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, since January 1, 2022, until the date of this Agreement there has not been, in each case solely with respect to the Business unless indicated otherwise:

(a) any mortgage, pledge, lien, or grant of a security interest in, or other Encumbrance of any of the Purchased Assets;

(b) any sale, disposal of or license of any of the Purchased Assets (including, without limitation, Intellectual Property Assets) to any Person;

(c) any failure to pay and discharge any trade payables or other material obligations relating to the Purchased Assets or the Business in accordance with Seller’s customary business practices as of the date hereof;

(d) any claim or lawsuit initiated or settled for an amount involving in excess of $25,000 in the aggregate or involving equitable or injunctive relief;

(e) any failure to comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets;

(f) with respect to the Business, the Acquired Assets or the Assumed Liabilities: (i) any material Tax election or change in any Tax election, (ii) any change of any annual Tax accounting period or any change of any method of Tax accounting (except as required by Law), (iii) any amended Tax Return or any claim for Tax refunds, (iv) any entry into any closing agreement relating to Taxes or (v) any settlement of any Tax claim, audit or assessment; and

(g) any agreement or commitment to do any of the things described in the preceding clauses of this Section 4.05.

Section 4.06 Material Contracts.

(a) Section 4.06(a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Purchased Assets are bound or affected, (y) to which Seller is a party or by which it is bound primarily in connection with the Business or the Purchased Assets or (z) which relate or pertain to the Business but are not part of the Purchased Assets (collectively, the “Material Contracts”):

(i) All material Contracts;

(ii) any Contract relating to capital expenditures or other purchases of material, supplies, equipment or other assets or properties or services by Seller (other than purchase orders for inventory or supplies in the ordinary course of business) in excess of $25,000 individually, or $50,000 in the aggregate, during the 12-month period preceding the date hereof;

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(iii) all Contracts (including, without limitation, letters of intent) that relate to the disposition or acquisition of assets or properties (other than in the ordinary course of business) involving consideration of more than $25,000, individually or $50,000 in the aggregate, or any merger, consolidation or similar business combination transaction, whether or not enforceable, or (B) relating to the acquisition by Seller of any operating business or Equity Interest of any other Person pursuant to which such Seller has any obligations as of the date hereof;

(iv) all Contracts relating to Indebtedness and any guaranty agreement or other evidence of Indebtedness, including capitalized lease obligations;

(v) all Contracts containing provisions (A) that expressly limit the ability of the Business to engage in any business activity or compete with any Person, or the expansion thereof to other geographical areas, customers, suppliers or lines of business, (B) limiting solicitation of employees or clients, or (C) that grants the other party or any third person “most favored nation” or similar status;

(vi) any Contract (or group of related Contracts) relating to payments by or to Seller of more than $25,000 individually or $50,000 in the aggregate during the 12-month period preceding the date hereof or which is reasonably likely to require payments by or to Seller after the date hereof in excess of such amounts;

(vii) any Contract pursuant to which Seller subcontracts work to third parties;

(viii) any Contract (including, without limitation, letters of intent) (A) involving the future disposition or acquisition of assets or properties (other than in the ordinary course of business) involving consideration of more than $25,000, individually or $50,000 in the aggregate, or any merger, consolidation or similar business combination transaction, whether or not enforceable, or (B) relating to the acquisition by Seller of any operating business or Equity Interest of any other Person pursuant to which such Seller has any obligations as of the date hereof;

(ix) Intentionally omitted;

(x) any Contract that restricts or limits the ability of any individual Business Employee to engage in any business, solicit customers or employees of Seller, or compete with Seller or the Business during or following employment with Seller;

(xi) all Contracts that are intercompany agreements relating to the Business or the Purchased Assets;

(xii) any Contract (or group of related Contracts), if any, which is not terminable on less than ninety (90) days’ notice or that contains a minimum annual commitment in excess of $50,000;

(xiii) any Contract creating a shareholders’ agreement, strategic alliance, partnership, joint venture agreement, development, joint development or similar arrangement which is material to the Business;

(xiv) any Contract entered into by Seller granting a license or other grant of rights to any third party for the use of any Intellectual Property Assets and any Contract entered into by Seller in which a license or other grant of rights is provided to Seller for the use of any intellectual property rights of any third party (other than off-the-shelf, commercially available Software), in each case including, without limitation, royalty Contracts or management, consulting or advisory contracts (collectively, the “Material IP Contracts”);

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(xv) any Contracts with any Governmental Authority;

(xvi) any Contract that relates to the settlement of any legal proceeding;

(xvii) any other Contract that would be required to be filed with the United States Securities and Exchange Commission as an exhibit to a registration statement on Form S-1 if the Business was registering securities under the Securities Act; and

(xviii) any Contract or other arrangements between Seller, on the one hand, and any Related Parties, on the other hand (each, an “Affiliate Arrangement”).

(b) Seller has made available to Buyer true and complete copies of all Material Contracts and all amendments thereto. Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, each Material Contract (i) is valid and binding on Seller and, to the Knowledge of Seller, the counterparties thereto and is in full force and effect, enforceable against Seller, and, to the Knowledge of Seller, against all third parties, in each case in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (ii) shall continue in full force and effect upon consummation of the transactions contemplated by this Agreement, and enforceable against Buyer, and, to the Knowledge of Seller, against all third parties, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). Except as set forth in Section 4.06(b) of the Disclosure Schedules, Seller is not in material breach of, or default (with or without the giving of notice, lapse of time or both) under, any Material Contract. To the Knowledge of Seller, no other party to any Material Contract is in breach or default thereunder, nor, to the Knowledge of Seller, does any condition exist that with the lapse of time or both would constitute a default by any such other party thereunder. No other party to any Material Contract has (i) notified Seller that such other party intends to cancel or otherwise terminate such Material Contract or (ii) since January 1, 2022, taken any action or threatened to take any action, with respect to seeking a repayment of amounts paid to Seller pursuant to such Material Contract or a reduction in fees or other payments that will become due to Seller pursuant to such Material Contract.

Section 4.07 Intentionally omitted.

Section 4.08 Intellectual Property.

(a) Section 4.08(a) of the Disclosure Schedules set forth an accurate and complete list of (i) all Domain Names included in the Intellectual Property Assets of which Seller is the registrant or beneficial owner specifying for each its registrant (and, if anonymized, the beneficial owner) and renewal date, and whether it is active (collectively, the “Business Registered Domain Names”); (ii) all registered Marks, pending applications for registration of Marks included in the Intellectual Property Assets (collectively, the “Business Registered Marks”); (iii) all Patents included in the Intellectual Property Assets (collectively, the “Business Patents”); and (iv) all registered and material unregistered Copyrights (including, without limitation, software programs and proprietary databases) and all pending applications for registration of Copyrights included in the Intellectual Property Assets (collectively, the “Business Registered Copyrights” and, together with the Business Registered Domain Names, the Business Registered Marks and the Business Patents, the “Business Registered IP”), indicating as to each item in (ii)-(iv) as applicable: (i) the current owner; (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item, and (iv) the dates of application, issuance or registration of the item. Except as and to the extent disclosed on Section 4.08(a) of the Disclosure Schedules, Seller has timely paid all filing, extension, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Business Registered IP, and all documents, assignments, recordations and certificates necessary to be filed by Seller to maintain the effectiveness of the Business Registered IP and to secure and record title to Business Registered IP have been filed with the relevant patent, copyright, trademark or other authorities in the United States or other foreign jurisdictions, as the case may be, so that no item required to be listed on Section 4.08(a) of the Disclosure Schedules has lapsed, expired or been abandoned or canceled other than in the ordinary course of business.

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(b) To the Knowledge of Seller, all Intellectual Property and Technology in which Seller has rights and which are material to the conduct of the Business (i) are valid and enforceable (with respect to the RCS Systems, to the extent a Patent application is enforceable) and (ii) are not subject to any outstanding injunction, judgment, order, decree, ruling or charge, including allegations of infringement, against Seller of which Seller has received notice. The Contracts set forth in Section 4.08(b) of the Disclosure Schedule are the only Material Contracts to which Seller is a party and which provides for the license of Intellectual Property or Technology to Seller.

(c) Seller owns all right, title and interest in and to the Business Registered IP and is entitled to use such Business Registered IP in the operation of the Business as currently conducted, free and clear of all Encumbrances other than Permitted Encumbrances. Seller owns all right, title and interest in and to, or has a valid, enforceable and continuing license or right to use, practice, manufacture, have manufactured, sell, offer for sale, import, export, exploit and license, each other item of Intellectual Property or Technology (“Intellectual Property Rights”) included in the Intellectual Property Assets, and is entitled to use such Intellectual Property Assets in the operation of the Business as currently conducted, free and clear of all Encumbrances other than Permitted Encumbrances. For the avoidance of doubt, the representations and warranties set forth in this Section 4.08(c) do not apply to the infringement upon or misappropriation or violation of the Intellectual Property of any third party, which are covered in Section 4.08(f).

(d) Except with respect to the Assigned Contracts and licenses of commercial off-the-shelf Software available on reasonable terms for a license fee of no more than $50,000 per annum, Seller is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property Rights, with respect to the use thereof or in connection with the conduct of the Business as currently being conducted (including all research and development).

(e) Seller has exercised a degree of care that is consistent in all material respects with the standards of the industry in which Seller operates (but in no event less than a reasonable degree of care) in order to protect the secrecy and maintain the confidentiality and legal validity of all Trade Secrets included in the Intellectual Property Assets. Except as set forth in Section 4.08(e) of the Disclosure Schedules, no material (individually or in the aggregate) Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that protects Seller’s proprietary interests in and to such Trade Secrets.

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(f) Except as and to the extent disclosed on Section 4.08(f) of the Disclosure Schedules and to the Knowledge of Seller, the conduct of the Business as currently conducted, does not infringe upon or misappropriate or violate the Intellectual Property of any third party. Except as and to the extent disclosed on Section 4.08(f) of the Disclosure Schedules, Seller have not received written or, to the Knowledge of Seller, oral, notice of any claim or notice asserting that the conduct of the Business by Seller as currently conducted infringes upon or misappropriates the Intellectual Property of any third party.

(g) There are no claims asserted or threatened by Seller that a third party infringes or otherwise violates any of the Business Registered IP or any other rights protecting Intellectual Property or Technology owned by or exclusively licensed to Seller. To the Knowledge of Seller, no third party is misappropriating, infringing or violating any Intellectual Property or Technology owned by or exclusively licensed to Seller.

(h) The Business Registered IP and the other Intellectual Property or Technology owned by Seller and included in the Intellectual Property Assets are sufficient for the continued conduct of the Business by Buyer after the Closing Date in the same manner as such business was conducted prior to the Closing Date in all material respects. However, Seller makes no representation or warranty as to whether a Patent will ever issue from the RCS Systems. Neither the execution of this Agreement nor the consummation of any transaction contemplated hereby will materially and adversely affect any of Buyer’s rights in and to the Intellectual Property Assets.

(i) Seller has not granted any options, licenses or agreements of any kind relating to any Intellectual Property outside of nonexclusive end use terms of service and customer agreements entered in the ordinary course (copies of which have been provided to Buyer).

(j) Section 4.08(j) of the Disclosure Schedules sets forth all Intellectual Property that relates or pertains to the Business and is not part of the Purchased Assets.

Section 4.09 Legal Proceedings; Governmental Orders.

(a) There are no Actions or other legal proceedings pending or, to the Knowledge of Seller, threatened in writing against or by Seller relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities, or that would affect the legality, validity or enforceability of this Agreement or any Transaction Documents or the consummation of the transactions contemplated hereby or thereby. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action or other legal proceeding.

(b) There are no outstanding Governmental Orders, or inquiry pending before a Governmental Authority or, to the Knowledge of Seller, threatened in writing against Seller and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business or the Purchased Assets or the Assumed Liabilities, or that would affect the legality, validity or enforceability of this Agreement or any Transaction Documents or the consummation of the transactions contemplated hereby or thereby. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

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Section 4.10 Compliance With Laws; Permits.

(a) Seller is in compliance with all Laws applicable to the conduct of the Business as currently conducted and the ownership and use of the Purchased Assets, and Seller has been in compliance with all Laws applicable to the Business and the ownership and use of the Purchase Assets during the two (2) years prior to the date hereof except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole. Seller has not received any written notice that any violation of the foregoing is being alleged.

(b) No Permits are required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets.

Section 4.11 Environmental Matters. Seller is and has been in compliance in all material respects with all Environmental Laws applicable to the Business, and has obtained all required Permits in connection therewith and is in compliance in all material respects with the requirements thereunder. During the three years prior to the date hereof, Seller has not received any written notice from any Governmental Authority or any written notice from any citizens group or other Person that alleges that Seller is not in compliance with any Environmental Law.

Section 4.12 Employment Matters. There are no employees or employee benefit plans.

Section 4.13 Taxes.

(a) Seller has filed (taking into account any valid extensions) all Tax Returns with respect to the Business and Purchased Assets required to be filed by Seller. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller.

(d) All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any Governmental Authority have been fully paid.

(e) No jurisdiction where Seller does not file a Tax Return has made a claim in writing that Seller is required to file a Tax Return relating to the Business or the Purchased Assets for such jurisdiction or that any Taxes relating to the Business or the Purchased Assets are due as a result of doing business in any such jurisdiction.

(f) Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(g) There are no Encumbrances for Taxes upon any of the Purchased Assets nor is any Governmental Authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets, other than Permitted Encumbrances.

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(h) No power of attorney that is currently in effect has been granted by Seller with respect to the Business or the Purchased Assets (other than powers of attorney granted in the ordinary course of business, such as to a payroll provider).

(i) The Purchased Assets do not include any stock or other ownership interests in any corporations, partnerships, joint ventures, limited liability companies, business trusts, or other entities.

(j) None of the Purchased Assets are (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, or (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

(k) Seller is not a party to any Tax allocation, Tax sharing or Tax indemnification agreement other than any such agreement entered into in the ordinary course of business (such as a loan or a lease) the primary purpose of which is unrelated to Taxes. Seller has not ever been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar provision of state, local or foreign Law (other than an affiliated group the parent of which is Seller).

(l) Seller is not currently a party to any pending examination, audit, Action, administrative or judicial proceeding relating to Taxes, nor, to the Knowledge of Seller, has any examination, audit, Action or proceeding been threatened in writing by any Governmental Authority, and no claim for assessment or collection of Taxes which previously has been asserted relating in whole or in part to Seller that remains unpaid.

Section 4.14 Brokers. No broker, finder, investment banker or similar Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Section 4.15 Privacy and Data Security.

(a) Seller has been and is in compliance in all material respects with all applicable Laws regarding the collection, creation, processing, use, disclosure, storage, transfer and secure destruction of Sensitive Data, which was collected or processed in connection with the Business (collectively, “Data Protection Laws”). Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, Seller has made all required material filings, disclosures and registrations under applicable Data Protection Laws with any relevant Governmental Authority, to the extent applicable, and all such filings, disclosures and registrations are current and up-to-date) in all material respects.

(b) Seller has established, implemented, and maintains privacy, data security and cybersecurity policies, programs and procedures that are in compliance in all material respects with any applicable Law, applicable industry practices, and Seller’s obligations under any Contracts.

(c) Seller has complied and is in compliance with its online and internal privacy policies in all material respects.

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Section 4.16 Customers and Suppliers.

All material customers and suppliers of Seller are on Schedule 4.16, and Seller is in good standing with all customers and suppliers, and all customers have paid all amounts due in full, and Seller has paid all suppliers in full.

Section 4.17 Transactions with Affiliates.

(a) Section 4.17(a) of the Disclosure Schedules sets forth all Affiliate Arrangements.

(b) Except as set forth in Section 4.17(b) of the Disclosure Schedules no Related Party possesses, directly or indirectly, any financial interest in or is a director, officer, manager or employee of any Person which is a client, supplier, distributor, customer, lessor, lessee, financial source or competitor or potential competitor of Seller or the Business.

Section 4.18 No Unlawful Payments; FCPA. Neither Seller nor any director or officer of Seller, nor, to the Knowledge of Seller, any employee, agent, controlled affiliate or other Person acting on behalf of Seller has, in the operation of the Business, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any government official or employee, (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, (d) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom or (e) made, offered, or taken an act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 4.19 Compliance with Money Laundering Laws. The operations of the Business by Seller have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Seller operates the Business, the applicable rules and regulations thereunder and any applicable, related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Action or proceeding by or before any court or Governmental Authority or body or any arbitrator involving Seller with respect to any applicable Money Laundering Laws is pending or, to the Knowledge of Seller, threatened.

Section 4.20 No Conflicts with Sanctions Laws. Seller nor, to the Knowledge of Seller, any director, officer, agent or employee of Seller is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions”) in connection with the operation of the Business. Neither Seller, nor, to the Knowledge of Seller, any director, officer, agent or employee of Seller, is a Person that is, or is controlled by a Person that is (a) the subject of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria).

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Section 4.21 Exclusivity of Representations and Warranties. Except for the representations and warranties contained in this Article IV (including all Disclosure Schedules referenced in this Article IV) and elsewhere in this Agreement, neither the Seller nor any other Person on behalf of the Seller has made, nor are any of them making, any express or implied representation or warranty, either written or oral, at law or in equity, on behalf or in respect of the Seller or the Purchased Assets, including (a) any representation or warranty as to future revenue, profitability, results of operations, cash flows or financial condition of or success of the Business, or any component of any of the foregoing (the inherent uncertainties of which Buyer acknowledges), (b) any representation or warranty with respect to merchantability, fitness for any particular purpose, title, or noninfringement (except for the representations and warranties set forth in Section 4.08), or (c) any representation or warranty arising from statute or otherwise in law. Buyer acknowledges and agrees that, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon the express representations and warranties of the Seller set forth in Article IV and disclaims reliance on any other representations and warranties, of any kind or nature, express or implied (including of the nature described in clauses (a), (b) and (c) above). Notwithstanding the foregoing, nothing in this Section 4.21 or any other provision of this Agreement shall be a defense against or a limit to Buyer’s ability to bring a claim for Fraud or constructive fraud.

Section 4.22 Disclosure. No representation or warranty made by Seller contained in this Agreement, and no statement contained in the Disclosure Schedules or in any certificate furnished to Buyer pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading in any material respect. Seller acknowledges and agrees that, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied on the representations and warranties set forth in this Article IV and otherwise in this Agreement (including all Disclosure Schedules referenced in this Article IV), and that such representations and warranties in this Article IV are a major inducement to Buyer’s decision to enter into this Agreement and to consummate the transactions contemplated hereby.

Section 4.23 Private Placement. Each of Seller and Purchaser acknowledges that the offer and sale of the common shares being issued hereunder as part of the consideration for the Sale (such common share issuance, the “Transaction”) is intended to be exempt from registration under the Securities Act, as amended, by virtue of Section 4(a)(2) thereof. Accordingly, Seller represents and warrants to Purchaser that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment and its investments in and liabilities in respect of the Transaction, which it understands are not readily marketable, are not disproportionate to its net worth, and it is able to bear any loss in connection with the Transaction, including the loss of its entire investment in the Transaction, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, (iv) it understands that the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Agreement, the Securities Act and state securities laws, and (v) its financial condition is such that it has no need for liquidity with respect to its investment in the Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness and is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date.

Section 5.01 Organization of Buyer. The Buyer is duly organized, validly existing and in good standing under the Laws of British Columbia

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Section 5.02 Authority of Buyer. Buyer has all necessary organizational power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite organizational power on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by Seller and each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.03 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the common stock, do not and will not: (a) result in a violation or breach of any provision of any organizational document of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect on Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a Material Adverse Effect on Buyer’s ability to consummate the transactions contemplated hereby and thereby.

Section 5.04 Brokers. Buyer has not used a broker, finder or investment banker in connection with the transactions contemplated hereby except Maxim Group, LLC, and Buyer shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage, finder’s fee, investment banker’s fee or other commission of any Person retained by Seller in connection with this Agreement, the Transaction Documents or any of the transactions contemplated hereby and thereby (or any Person who is entitled to any broker’s commission, finder’s fee, investment banker’s fee or similar payment).

Section 5.05 Sufficiency of Funds. Buyer currently has, and will have as of the Closing, sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 5.06 Legal Proceedings. There are no Actions or other legal proceedings pending or, to Buyer’s knowledge, threatened in writing against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

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Section 5.07 Independent Investigation. Buyer has conducted its own independent investigation, review, and analysis of the Business, the Purchased Assets, and the Assumed Liabilities, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the representations and warranties set forth in this Agreement including but not limited to Article IV; and (b) neither Seller nor any other person or entity has made any representation or warranty as to Seller, the Business, the Purchased Assets, the Assumed Liabilities, or this Agreement, except as set forth in this Agreement.

Section 5.08 Reporting Company. Buyer has been a been reporting company under the Exchange Act since July 9, 2021.

Section 5.09 Capitalization. Buyer’s authorized capital stock consists of an unlimited number of shares of common stock, no par value. All of the Closing Shares and Post-Closing Shares have been, or will be when issued, duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement including any and all conditions to issuance and release from Escrow, Seller will shall own all of the Closing Shares and Post-Closing Shares free and clear of all Encumbrances and all of the Closing Shares and Post-Closing Shares will be free of restrictions on transfer other than restrictions on transfer under this Agreement and any applicable state and federal securities laws.

ARTICLE VI
COVENANTS

Section 6.01 Conduct of Business Prior to the Closing. Except as otherwise required by this Agreement or applicable Law, during the period on and from the date of this Agreement through and including the Closing Date or the termination of this Agreement, Seller shall (i) conduct the Business in the ordinary course consistent with past practices in all material respects, (ii) maintain and preserve intact the current organization, operations and franchise of the Business, (iii) use its best efforts to preserve goodwill and relationships of its Business Employees, customers, lenders, suppliers, regulators and others having relationships with the Business. Except as otherwise required by this Agreement or applicable Law, during the period on and from the date of this Agreement through and including the Closing Date or the termination of this Agreement, Seller will not, without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed), in each case solely with respect to the Business:

(a) mortgage, pledge, subject to a lien, or grant a security interest in, or suffer to exist or otherwise encumber, any of the Purchased Assets, excluding guarantees and letters of credit provided to customers in the ordinary course of business or any Encumbrances existing on the date hereof;

(b) sell, dispose of or license any of the Purchased Assets to any Person, except licenses in the ordinary course of business and consistent with past practices;

(c) intentionally omitted;

(d) fail to pay and discharge any trade payables or other material obligations relating to the Purchased Assets or the Business in accordance with Seller’s customary business practices as of the date hereof;

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(e) change financial accounting methods relating to or affecting the Purchased Assets, the Assumed Liabilities or the Business;

(f) write up, write down or write off the book value of any Purchased Assets, except as consistent with past practices;

(g) amend or terminate any Assigned Contracts, except in the ordinary course of business;

(h) amend the certificate of incorporation or by-laws of Seller;

(i) incur any Indebtedness or guarantee Indebtedness of another Person;

(j) take any action to terminate or modify, or permit the lapse or termination of, the present insurance policies and coverage of Seller relating to or applicable to the Business or the Purchased Assets;

(k) enter into, modify, amend, terminate or waive any material right or obligation under any Contract that would constitute a Material Contract, except in the ordinary course of business and consistent with past practices (whether directly or through distributors, resellers, partners and the like);

(l) abandon or fail to maintain any Intellectual Property Assets;

(m) grant or make any commitment to grant any retention, severance or termination payment to any consultant;

(n) make any other material change in employment terms for any Business Employee;

(o) fail to comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets;

(p) with respect to the Business, the Purchased Assets or the Assumed Liabilities: (i) make or change any Tax election, (ii) change an annual Tax accounting period or change a method of Tax accounting (except as required by Law), (iii) file any amended Tax Returns or make any claim for Tax refunds, (iv) enter into any closing agreement relating to Taxes or (v) settle any Tax claim, audit or assessment;

(q) fail to maintain true, complete and accurate Books and Records in a manner consistent with Seller’s past practices; or

(r) agree to do any of the things described in the preceding clauses of this Section 6.01.

Section 6.02 Access to Information. From the date hereof until the Closing or the termination of this Agreement, Seller shall (a) afford Buyer and its Representatives reasonable access to and the right to inspect all of the properties, assets, premises, Books and Records, Assigned Contracts and other documents and data related to the Business; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct its Representatives to cooperate with Buyer with respect to the foregoing; provided, however, that any such investigation shall be conducted at Buyer’s sole cost and expense during normal business hours upon reasonable advance notice to Seller, under the supervision of Seller’s personnel and in such a manner as not to interfere with the conduct of the Business or any other businesses of Seller. All requests by Buyer for access pursuant to this Section 6.02 shall be submitted or directed exclusively to Seller or such other individuals as Seller may designate in writing from time to time. Prior to the Closing, without the prior written consent of Seller, which consent can be withheld for any reason, Buyer shall not contact any suppliers to, or customers of, the Business.

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Section 6.03 Intentionally omitted.

Section 6.04 Confidentiality. Each party acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and information provided pursuant to this Agreement shall remain subject to the Confidentiality Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, Buyer and/or Seller may make any disclosure to the extent it is required to do so to comply with any securities laws or stock exchange regulations. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 6.04 shall nonetheless continue in full force and effect.

Section 6.05 Books and Records.

(a) In order to facilitate the resolution of any claims made against or incurred by Seller, or for any other reasonable purpose, for a period of five years after the Closing, Buyer shall:

(i) retain the Books and Records (including personnel files) relating to periods prior to the Closing; and

(ii) upon reasonable notice, afford Seller’s Representatives reasonable access (including the right to make, at Seller’s expense, electronic or photocopies), during normal business hours, to such Books and Records (subject to the delivery of customary confidentiality undertakings to the satisfaction of Buyer).

(b) In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for a period of seven years after the Closing, Seller shall:

(i) retain the books and records (including personnel files) of Seller which relate to the Business and its operations for periods prior to the Closing; and

(ii) upon reasonable notice, afford Buyer’s Representatives reasonable access (including the right to make, at Buyer’s expense, electronic or photocopies), during normal business hours, to such books and records.

(c) Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.05 where such access would violate any Law, fiduciary duty, contractual obligation or attorney-client privilege of such party.

Section 6.06 Public Announcements. Buyer, on the one hand, and Seller, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and shall not issue any such press release or make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that Buyer or Seller may, without the prior written consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable Law or stock exchange requirements. Notwithstanding the foregoing, following the Closing the parties may issue a press release or other public statement with respect to the this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, as long as such press release or public statement does not disclose the material terms of this Agreement or the other Transaction Documents (including the material terms of the consideration payable to Seller) except to the extent required, upon the advice of counsel, by applicable Law or stock exchange requirements.

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Section 6.07 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any liabilities arising out of the failure of Seller to comply with requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 6.08 Tax Matters.

(a) Seller and Buyer agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, information and assistance relating to the Business and the Purchased Assets, including access to books and records, as is reasonably necessary in connection with (i) the preparation or filing of any Tax Return by Buyer or Seller, (ii) the making of any Tax election by Buyer or Seller, (iii) Buyer or Seller’s claim for any Tax refund, (iv) the determination of liability for Taxes, and (v) any audit, examination or other proceeding in respect of Taxes related to the Business or the Purchased Assets. Each of Buyer and Seller shall retain all Tax Returns, work papers and other material records or other documentation in its possession (or in the possession of any Affiliate) in respect of Tax matters relating to the Business and the Purchased Assets for any Tax period that includes the Closing Date and all prior taxable periods until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate.

(b) All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any additions thereto, penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) (“Transfer Taxes”) shall be divided, borne and paid equally 50% by Buyer and 50% by Seller when due. All necessary documentation and Tax Returns with respect to such Transfer Taxes shall be prepared and filed by the party required under applicable Law to file such Tax Returns. If required by applicable Law, Seller and Buyer shall, and shall cause their respective Affiliates to, cooperate in preparing and filing, and join in the execution of, any such Tax Returns. Seller and Buyer shall cooperate in providing each other with any appropriate certification and other similar documentation relating to exemption from Transfer Taxes (including any appropriate resale exemption certifications), as provided under applicable Law.

Section 6.09 Non-Solicitation/Non-Competition.

(a) Subject to the Unwind, Seller agrees that, for the period commencing on the Closing Date and expiring on the one (1) year anniversary of the Closing Date, Seller shall not and shall cause its respective Affiliates not to directly or indirectly, (i) contact, approach, hire or solicit for the purpose of offering employment or any similar arrangement any Buyer Employee or independent contractor to whom Seller was introduced in connection with the Sale, or (ii) assist any other Person in hiring any Buyer Employee or independent contractor; provided, however, that this Section 6.09(a) shall not prohibit general solicitations for employment through advertisements or other means not directly targeted at the employees of the Business (including, without limitation, Business Employees and Buyer Employees), or apply to any Business Employees that are not Buyer Employees or Buyer Employees that are terminated by the Buyer after the Closing Date due to no fault of such employee.

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(b) Subject to the Unwind, Seller agrees that, for the period commencing on the Closing Date and expiring on the one (1) year anniversary of the Closing Date, Seller shall not and shall cause its respective Affiliates not to directly or indirectly, (i) own, operate, acquire or establish a business, or in any other manner engage alone or with others any activity, that is competitive with the Business (whether as an operator, manager, employee, officer, director, consultant, advisor, representative or otherwise), except for the passive ownership of publicly-traded securities constituting not more than two percent of the outstanding securities of the issuer thereof, and including, for the avoidance of doubt, through the use of any knowledge of the Business to promote business with advertisers and agencies through competitors of the Business, or (ii) induce or attempt to induce any customer, supplier or other business relation of the Business to cease or refrain from doing business with the Business, or in any way interfere with the relationship between any such customer, supplier or other business relation and the Business (including, without limitation, by making any negative or disparaging statements or communications regarding the Business).

(c) Buyer agrees that, for the period commencing on the Closing Date and expiring on the second anniversary of the Closing Date, Buyer shall not and shall not direct any of its controlled Affiliates to, (ii) contact, approach, hire or solicit for the purpose of offering employment or any similar arrangement any employee of Seller (or third-party contractor of Seller) who is not a Buyer Employee or (ii) assist any other Person in hiring any such employee; provided, however, that this Section 6.10(c) shall not prohibit general solicitations for employment through advertisements or other means not directly targeted at the employees of Seller or apply to any such employee who is terminated by Seller after the Closing Date due to no fault of such employee.

(d) Buyer agrees that in the event of an Unwind (as defined in Section 9.03 below), from and after such date Buyer shall not and shall cause its respective Affiliates not to directly or indirectly, (i) own, operate, acquire or establish a business, or in any other manner engage alone or with others any activity, that is competitive with the Business, except to the Buyer’s pre-existing marketing and selling rights to the Business in the agricultural industry (whether as an operator, manager, employee, officer, director, consultant, advisor, representative or otherwise), except for the passive ownership of publicly-traded securities constituting not more than two percent of the outstanding securities of the issuer thereof, and including, for the avoidance of doubt, through the use of any knowledge of the Business to promote business with advertisers and agencies through competitors of the Business, (ii) manufacture any products that are competitive with the Business, or (iii) induce or attempt to induce any customer, supplier or other business relation of the Business to cease or refrain from doing business with the Business, or in any way interfere with the relationship between any such customer, supplier or other business relation and the Business (including, without limitation, by making any negative or disparaging statements or communications regarding the Business).

Section 6.10 Further Assurances. Following the Closing, each of the parties hereto shall, and Seller shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.11 Third Party Consents. Seller shall use best efforts to give all notices, obtain all consents and to and make all filings with third parties that are required under this Agreement.

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Section 6.12 Closing Conditions. From the date hereof until the Closing, each party hereto shall use best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 6.13 Termination of Related Party Agreements. Except as otherwise set forth herein or in any other Transaction Document, at or prior to Closing, all Contracts, whether written or oral, between Seller and/or any of its Affiliates, on the one hand, and any Buyer Employee, on the other hand, shall be terminated without any further force and effect, and Seller and/or any of its Affiliates shall release the counterparties to such Contracts for any further liabilities or obligations with respect to Seller thereunder; provided, that this Section 6.13 shall not relieve Seller of its other obligations under this Agreement with respect to the termination of the Affiliate Agreements.

Section 6.14 Advise of Changes. Seller shall promptly advise Buyer of (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, (c) any Actions commenced, or to Seller’s Knowledge, threatened in writing, against Seller or any of its Subsidiaries, as applicable, that are related to the transactions contemplated by this Agreement, and (d) any fact, change, event or circumstance known to Seller, any breach, inaccuracy or misrepresentation of a representation or warranty of Seller set forth in this Agreement or any breach or non-performance of a covenant or obligation of Seller set forth in this Agreement (i) that has had or would reasonably be expected to have, either individually or in the aggregate with all other such matters, a Material Adverse Effect, or (ii) which Seller believes would or would be reasonably expected to cause a condition to Closing set forth in Article VII to not be satisfied. In no event shall (x) the delivery of any notice by Seller pursuant to this Section 6.17 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of Seller or the conditions to the obligations of Seller under this Agreement, or (y) disclosure by Seller be deemed to amend or supplement the Disclosure Schedules or constitute an exception to any representation or warranty.

Section 6.15 Transaction Litigation. Seller shall promptly notify Buyer in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator pending or, to the Knowledge of Seller, threatened against Seller, its Subsidiaries or any of their respective directors or officers relating to the transactions contemplated by this Agreement, including the Sale (“Transaction Litigation”), Seller shall control the defense of any Transaction Litigation threatened against Seller or its Subsidiaries; provided, however, that Seller shall (a) give Buyer the right to review and comment on all material filings or responses to be made by Seller in connection with any such Transaction Litigation (and Seller shall in good faith take such comments into account), and the opportunity to participate at Buyer’s expense in the defense and settlement of, any such Transaction Litigation and (b) if Buyer does not exercise such right to participate (subject to Seller’s control right), keep Buyer reasonably and promptly informed with respect to the status of such Transaction Litigation. Seller agrees that it shall not settle, or offer to settle, any Transaction Litigation without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed).

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ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following condition:

No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order that is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 7.02 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Seller contained in Article IV (other than the Seller Fundamental Representations) shall be true and correct in all material respects as of the Closing Date and the Seller Fundamental Representations shall be true and correct in all respects, in each case, with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date); provided , however , that representations and warranties qualified by Material Adverse Effect or other materiality qualifier must instead be true and correct in all respects;

(b) Seller shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing;

(c) Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement and the Employment Agreements) and such other documents and deliverables set forth in Section 3.02(a);

(d) Buyer shall have received a certificate, dated the Closing Date and signed on behalf of Seller by a duly authorized officer (in such Person’s capacity as such and not individually), that each of the conditions set forth in Section 7.02(a)and Section 7.02(b) have been satisfied (the “Closing Certificate”);

(e) Buyer shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code duly executed by Seller;

(f) Since the date of this Agreement, there shall not have been a Material Adverse Effect;

Section 7.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyer contained in Article V shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date); provided, however, that representations and warranties qualified by Material Adverse Effect or other materiality qualifier must instead be true and correct in all respects;

(b) Buyer shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing;

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(c) Buyer shall have delivered to the Seller the Closing Payment Amount, a certificate (or certificates) evidencing the Closing Shares which are restricted as to resale and issued under a private placement exempt from registration under Section 4(a)(2) of the Securities Act, duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(b);

(d) Seller shall have received a certificate, dated the Closing Date and signed on behalf of Buyer by a duly authorized officer of Buyer (in such Person’s capacity as such and not individually), that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”);

(e) Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer as to matters set forth in Section 3.02(b)(iv);

(f) Buyer and Roger Slotkin shall have entered into a Consulting Agreement between them, in the form of Exhibit D hereto (the “Consulting Agreement”); and

(g) The Bill of Sale contemplated by Section 9.03 below, shall have been duly executed by Buyer and placed in escrow prior to the Closing with a third party pursuant to an escrow agreement in form and substance reasonably acceptable to Seller and Buyer, to facilitate the implementation of any Unwind pursuant to Section 9.03

ARTICLE VIII
INDEMNIFICATION

Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date (the “Expiration Date”); provided, however, (i) that the representations and warranties contained in Section 4.01 (Organization and Qualification of Seller), Section 4.02 (Authority of Seller), Section 4.07 (Title to Tangible Personal Property), and Section 4.13 (Taxes) (collectively, the “Seller Fundamental Representations”), and Section 5.01 (Organization of Buyer), Section 5.02 (Authority of Buyer) and Section 5.04 (Brokers) (collectively, the “Buyer Fundamental Representations”) shall survive the Closing for a period of three (3) years, and (ii) the representations and warranties contained in Section 4.08 (Intellectual Property) (the “Seller IP Representations”) shall survive the Closing and shall remain in full force and effect until the date that is 24 months from the Closing. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms (the applicable period of survival with respect to any representation, warranty, covenant or agreement, the “Survival Period”). Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the Expiration Date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved. It is the express intent of the parties that, if the applicable Survival Period is shorter than the statute of limitations that would otherwise have been applicable to such item, then, by contract, the applicable statute of limitations with respect to such item shall be reduced to the shortened Survival Period contemplated hereby.

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Section 8.02 Indemnification By Seller. After the Closing, subject to the other terms and conditions of this Article VIII, Seller shall indemnify Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnified Parties”) against, and shall hold Buyer Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the material representations or warranties of Seller contained in this Agreement or in any Transaction Document (for purposes of calculating any Losses arising from such inaccuracy or breach and for purposes of determining whether there has been an inaccuracy in or breach of any such representation or warranty, such representation and warranty shall be read as if it were not qualified by any concept of “material,” “materiality,” “Material Adverse Effect,” or similar qualifiers);

(b) any breach or non-fulfillment of any material covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or in any Transaction Document;

(c) any Third Party Claims related to the Business, operations, properties, assets or obligations of Seller or any of its Affiliates conducted, existing or arising before the Closing;

(d) any Excluded Asset or Excluded Liabilities; or

(e) any claim made by any member of Seller against any Buyer Indemnified Party directly or indirectly related to the Transaction Documents and consummation of the transactions contemplated hereby and thereby.

Section 8.03 Indemnification By Buyer. After the Closing, subject to the other terms and conditions of this Article VIII, Buyer shall indemnify Seller and its Affiliates (collectively, the “Seller Indemnified Parties”) against, and shall hold the Seller Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any Transaction Document which shall have a Material Adverse Effect (for purposes of calculating any Losses arising from such inaccuracy or breach and for purposes of determining whether there has been an inaccuracy in or breach of any such representation or warranty, such representation and warranty shall be read as if it were not qualified by any concept of “material,” “materiality,” “Material Adverse Effect,” or similar qualifiers);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or in any Transaction Document which shall have a Material Adverse Effect; or

(c) any Third Party Claims related to the Business, operations, properties, assets or obligations of Buyer or any of its Affiliates conducted or arising after the Closing.

Section 8.04 Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a) The aggregate amount of Losses for which the Buyer Indemnified Parties or Seller Indemnified Parties, as applicable, shall be entitled to indemnification pursuant to this Article VIII shall not exceed $100,000 (the “Indemnification Cap”), other than with respect to the following: claims based on Fraud, criminal activity or willful misconduct of Seller (the claims described in clauses (i), (ii), and (iii), the “Seller Special Indemnification Matters”) and claims based on Fraud, criminal activity or willful misconduct of Buyer (the claims described in clauses (i), (ii) and (iii), the “Buyer Special Indemnification Matters”).

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(b) Seller shall not be liable to the Buyer Indemnified Parties for indemnification under Section 8.02 unless and until the aggregate amount of Losses in respect of indemnification under Section 8.02 exceed $50,000 (the “Threshold”) (provided that any individual or series of related Losses which do not exceed $50,000 (“De-Minimis Losses”) shall not be counted towards the Threshold), at which time the Buyer Indemnified Party shall be indemnified for the amount of Losses in excess of the Threshold up to the Cap, including, for the avoidance of doubt, De-Minimis Losses; provided, however, that such Losses to be paid solely from return of shares of stock held by Seller in Buyer; provided, further, that the Threshold and the exclusion of De-Minimis Losses shall not be applicable with respect to, and each Buyer Indemnified Party shall be entitled to be indemnified for, all Losses arising out of or resulting from the indemnification obligation with respect to Seller Special Indemnification Matters. Buyer shall not be liable to the Seller Indemnified Parties for indemnification under Section 8.03 unless and until the aggregate amount of Losses in respect of indemnification under Section 8.03 exceeds the Threshold (provided that De-Minimis Losses shall not be counted towards the Threshold), at which time the Seller Indemnified Party shall be indemnified for the amount of Losses in excess of the Threshold, including, for the avoidance of doubt, De-Minimis Losses; provided, however, that the Threshold and the exclusion of De-Minimis Losses shall not be applicable with respect to, and each Seller Indemnified Party shall be entitled to be indemnified for, all Losses arising out of or resulting from the indemnification obligation with respect to Buyer Special Indemnification Matters.

(c) Payments by the Indemnifying Party (as defined in Section 8.05) pursuant to Article VIII in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party (as defined in Section 8.05) in respect of any such claim.

(d) Notwithstanding the foregoing, in no event shall the Indemnifying Party be liable to the Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or any damages based on any type of multiple except to the extent adjudicated and owed to a third party with respect to a Third Party Claim.

(e) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss, including by pursuing insurance claims and claims against third parties, and shall reasonably consult and cooperate with the Indemnifying Party with a view toward mitigating Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to Losses.

Section 8.05 Indemnification Procedures. The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party.” To the extent such amount is agreed to by the parties, in writing, or determined by a court in a final, non appealable decision, Buyer may, at its option, set off against the Purchase Price or any portion thereof the amount of any indemnifiable Losses in excess of the Threshold such that the number of Post-Closing Shares will be reduced by a number of shares equal to the amount of such Losses in excess of the Threshold divided by the per share price of the Post-Closing Shares, rounded up to the nearest whole number. Notwithstanding the foregoing, nothing in the preceding sentence shall relieve the Indemnified Party from any notice provisions contained herein.

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(a) Third Party Claims. If any Indemnified Party receives written notice of the assertion or commencement of any Action or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof (a “Claim Notice”). The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations unless, and then solely to the extent that, the Indemnifying Party is materially prejudiced by that notice failure. Such Claim Notice shall describe the Third Party Claim in reasonable detail, shall include a copy of all papers served with respect to such Third Party Claim, if any, and any other documents reasonably necessary (as determined by the Indemnified Party) and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in or, by giving written notice within ten (10) Business Days of receipt of a Third Party Claim, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel; provided, that such notice contains confirmation that the Indemnifying Party has agreed to indemnify the Indemnified Party (subject to the limitation on indemnification set forth herein) for the Losses arising out of or resulting from the Third Party Claim of which it is assuming the right to conduct and control the defense thereof. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party; provided, however, that the Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim if: (i) such claim is part of an Action to which the Indemnifying Party is also a party and the Indemnified Party is advised by counsel that a conflict exists as a result of the Indemnifying Party’s control over such proceedings, (ii) such Third Party Claim seeks injunctive or other equitable relief against the Indemnified Party, (iii) the Third Party Claim relates to or arises in connection with any governmental proceeding, action, indictment, allegation or investigation in respect of the business of Buyer or their respective Affiliates, (iv) the Third Party Claim involves liabilities that are reasonably expected to exceed the Indemnity Escrow Amount, (v) the Indemnifying Party failed or is failing to reasonably prosecute or defend such Third Party Claim, or (vi) such claim involves any customer, supplier, distributor or other material business relation of Buyer or its Affiliates. If the Indemnifying Party has validly made such election, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party. The Indemnified Party and the Indemnifying Party shall cooperate with each other in all reasonable respects to ensure the proper and adequate defense of any Third Party Claim, including making available Books and Records and other information relating to such Third Party Claim and furnishing employees and representatives as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, if the Indemnifying Party assumes the defense of any Third Party Claim pursuant to Section 8.05, (i) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim and (ii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall be given if the settlement by its terms (1) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (2) fully and finally releases the Indemnified Party completely in connection with such Third Party Claim, and (3) does not impose any obligation or restriction on such Indemnified Party or its Affiliates). If the Indemnifying Party does not assume the defense of such Third Party Claims or fails to diligently prosecute or withdraws from the defense of a Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party for any settlement entered into or any judgment consented to without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding any other provision of this Agreement, whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, if the Indemnified Party admits any liability with respect to, or settles, compromises or discharges, such Third Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), then such admission, settlement or compromise will not be binding upon or constitute evidence against the Indemnifying Party for purposes of determining whether the Indemnified Party has incurred Losses that are indemnifiable pursuant to this Article VIII or the amount thereof.

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(c) Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from or involve a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party by providing prompt written notice thereof to the Indemnifying Party after the Indemnified Party becomes aware of such Direct Claim. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim asserting or denying its responsibility with respect to such Direct Claim. During such thirty (30)-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall reasonably assist the Indemnifying Party’s investigation. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have accepted such claim.

Section 8.06 Tax Treatment of Indemnification Payments. All indemnification payments made (or deemed to be made) with respect to any claim pursuant to Article VIII shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.07 Exclusive Remedies. Subject to Section 10.11, the parties acknowledge and agree that except for Buyer’s right to any setoff rights in this Agreement, their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement (except in the case of Fraud) shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Nothing in this Section 8.07 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 10.11.

ARTICLE IX
TERMINATION

Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

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(b) by Buyer by written notice to Seller if there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.01 or Section 7.02 and such breach, inaccuracy or failure cannot be cured by Seller by the date that is 180 days after the Due Diligence Deadline (the “Drop Dead Date”);

(c) by Seller by written notice to Buyer if there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.01 or Section 7.03 and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date;

(d) by Buyer or Seller in the event that:

(i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;

(ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or

(iii) the Closing does not occur by the Drop Dead Date.

(e) by Buyer or Seller if the Closing has not occurred by the Drop Dead Date; provided, that the party electing to terminate this Agreement in such instance has not materially breached this Agreement and such breach is the primary reason for such failure to consummate the Closing.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of any party hereto other than liability for any Willful Breach of this Agreement prior to such termination; provided that the provisions of Section 6.04 (Confidentiality), this Section 9.02 (Effects of Termination) and Article X (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement. Further, if this Agreement is terminated by Seller as a result of Buyer’s breach, Seller will have no obligation to return or repay any payment(s) made by Buyer under Section 2.04(iii).

Section 9.03 Unwind. During the first 18 months immediately subsequent to Closing (the “Unwind Period”), if the Seller terminates this Agreement or Roger Slotkin terminates the Consulting Agreement due to a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement or the Consulting Agreement in any material respect, then all the Purchased Assets shall revert back to Seller and Buyer shall execute all documents necessary to effect the unwind of the transactions contemplated hereby and the return of the Purchased Assets to Seller (the “Unwind”). For the purposes of this Section 9.03, any of the following shall be considered to be a material breach by Buyer: (i) failure to fund not less than $100,000 a month for 12 months for the operations related to the Business as requested; and (ii) failure to use all commercially reasonable efforts of Buyer and its staff (other than Roger Slotkin) advance the RCS systems. Buyer agrees that it shall not permit or suffer to exist a lien on the intellectual property of the Business, unless it escrows with a third party prior to the imposition of any such lien pursuant to an escrow agreement in form and substance reasonably acceptable to Seller $500,000 for the purpose of repaying the indebtedness to which the lien relates while that lien exists on the intellectual property of the Business, and that in the event of an Unwind Buyer will take prompt action to remove any and all liens placed on the Purchased Assets reverting back to Seller, including, as necessary, repaying any indebtedness related thereto to secure such release of liens. In addition, during the Unwind Period, Buyer shall not sell, assign or transfer to any other party the operation, distribution channel or any other significant segments of the Business without prior written approval of the Seller. A duly executed Bill of Sale, in substantially in the form of Exhibit E hereto (the “Bill of Sale”), shall be placed in escrow prior to the Closing with a third party pursuant to an escrow agreement in form and substance reasonably acceptable to Seller and Buyer, to facilitate the implementation of any Unwind pursuant to this Section 9.03

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ARTICLE X
MISCELLANEOUS

Section 10.01 Expenses. Except as otherwise expressly provided herein (including Section 6.08 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing (including, without limitation, e-mail transmission) and shall be deemed to have been given (a) if delivered by hand, when such delivery is made at the address specified on the signature pages hereto; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) if delivered by e-mail or facsimile, when such e-mail or facsimile is transmitted to the number or e-mail address specified on the signature page hereto or (d) on the day mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses or coordinates as provided on the signature pages hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02).

Section 10.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (i) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. All references in this Agreement or any of the other Transaction Documents to “$” or “Dollars” are to United States Dollars, unless expressly stated otherwise.

Section 10.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

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Section 10.06 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedules) and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 10.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Buyer can assign its rights hereunder to any lender providing the Financing. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.08 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Seller and Buyer. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED only in The state or federal courts sitting in THE STATE OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 10.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to seek equitable relief, including, without limitation, an injunction or injunctions (without the payment or posting of any bond) in connection with any breach or threatened breach of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, including, without limitation, to enforce the obligations of each of Buyer and Seller to consummate the Closing. This paragraph shall not be construed as an election of any remedy, or as a waiver of any right available to the parties under this Agreement or the law, including, without limitation, the right to seek damages from the breaching party for a breach of any provision of this Agreement, nor shall this paragraph be construed to limit the rights or remedies available under applicable law for any violation of any provision of this Agreement.

Section 10.12 Disclosure Schedule. The Disclosure Schedules will be arranged to correspond to the representations and warranties in Article IV of this Agreement, and the disclosure in any portion of the Disclosure Schedules shall qualify the corresponding provision in Article IV and any other provision of Article IV to which it is reasonably apparent from such disclosure that such disclosure relates. The Disclosure Schedules are intended to constitute, and may be construed as constituting, representations or warranties of Seller, or to expand the scope of Seller’s representations or warranties under this Agreement, but only to the extent provided in this Agreement. No reference to or disclosure of any item or other matter in the Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedules. The information set forth in the Disclosure Schedules is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including of any violation of law or breach of any agreement.

Section 10.13 Counterparts. This Agreement may be executed and delivered (including, without limitation, by facsimile transmission or e-mail) in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.14 Non-recourse. This Agreement and the Transaction Documents may only be enforced against, and any Action or other legal proceeding based upon, arising out of, or related to this Agreement and the Transaction Documents, or the negotiation, execution or performance of this Agreement and the Transaction Documents, may only be brought against the entities that are expressly named as a party hereto and thereto and then only with respect to the specific obligations set forth herein and therein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto and thereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement and the Transaction Documents or for any Action or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby and thereby; provided, however, nothing in this Section 10.14 shall relieve or otherwise limit the liability of any party hereto or thereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under such agreements, documents or instruments.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

RADICAL CLEAN SOLUTIONS LTD.

By
Name:	Roger Slotkin
Title:	Chief Executive Officer

Address:

82 Pacific Blvd.
Long Beach, NY 11561
Email: rms@radicalcleansolutions.com

With a Copy to:

Blank Rome LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Hank Gacin
Email: Hank.Gracin@BlankRome.com

AGRIFORCE GROWING SYSTEMS LTD.

By
Name:	Jolie Kahn
Title:	Chief Executive Officer

Address:

300-2233 Columbia Street
Vancouver, BC, Canada VSV 0M6

With a Copy to:

Jolie Kahn, Esq.
12 E. 49th Street, 11th floor
New York, NY 10017
Email: joliekahnlaw@sbcglobal.net
Fax: 866-705-3071

[Signature Page to Asset Purchase Agreement]